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                    AGREEMENT REGARDING CHANGE OF CONTROL
                    -------------------------------------



     This Agreement is entered into as of this 1st day of July 1996 by and between Photon Dynamics, Inc., a California corporation (the "Company"), and Donald Jerome ("Executive").


                                  RECITALS
                                  --------

     Executive is employed by the Company and is a valued officer of the Company. As an inducement to Executive to remain in the employ of the Company, the Company wishes to provide for certain rights in favor of Executive to severance payments and other benefits in the event of a Change of Control (as defined below) of the Company upon the terms herein provided.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

                                  AGREEMENT
                                  ---------

Section 1. Definitions
----------------------

     For purposes of this Agreement, the following definitions shall apply:

     "Alternative Employment" shall mean any employment, consulting or other relationship pursuant to which Executive provides in excess of 20 hours of service per week for compensation following any Protection Termination of his employment with the Company.

     "Change of Control" shall mean the occurrence of one or more of the following with respect to the Company: (i) the sale or exchange of more than 50% of the outstanding shares of Common Stock (treating any Preferred Stock on a fully converted basis) in a single transaction or series of related transactions; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation; or (iii) any reverse merger in which the Company is the surviving entity but in which securities representing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holder different from those who held such securities immediately prior to such merger.

     "Closing Date" shall mean the date of the first closing of the transactions constituting a Change of Control.

     "Common Stock" shall mean no par value, Common Stock of the Company.

     "Constructive Termination" shall mean any of the following actions taken by the Company with respect to the position or compensation or other material terms and conditions of Executive's employment with the Company: (A) unless approved in writing in advance by Executive, the assignment to Executive of any duties materially inconsistent with his position,

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duties, responsibilities, authority and status, or the removal of any material duties, responsibilities or authority from such position, except to the extent necessary in connection with a disability that would qualify under the Company's existing disability plan, if any, but for any requirement in such plan that the disability continue for any period of time, for the period of such disability; (B) a reduction in Executive's annual base salary in effect at the time any determination thereof is to be made; or (C) unless approved in writing in advance by Executive, the Company's requiring the Executive to work, apart from reasonable business trips, more than 100 miles from the location at which Executive was working on the Closing Date.

     "Executive's Stock Options" shall mean those options to purchase Common Stock held by Executive that have been issued to Executive prior to the date hereof pursuant to the Photon Dynamics, Inc. 1987 and 1995 Stock Option Plan and that are set forth in Exhibit A attached hereto.

     "Protected Termination" shall mean any termination of Executive's employment with the Company (including, without limitation, a Constructive Termination as provided in Section 2.5 below) other than: (i) a voluntary termination of such employment by Executive other than as a result of a Constructive Termination; or (ii) a termination by the Company of such employment for cause, which shall mean, for purposes of this Section 1, a termination of Executive's employment by the Company as a result of the occurrence of one or more of the following with respect to Executive: (w) chronic alcoholism or drug addiction, to the extent discharge therefor is permitted by applicable law; (x) misappropriation of any money or other assets or properties of the Company or any subsidiary of the Company; (y) the conviction of Executive of any felony, or of any lesser crime or offense materially and adversely affecting the property, reputation or goodwill of the Company or any of its subsidiaries; or (z) willful or gross neglect by Executive of his duties, or willful misconduct by Executive in connection with the performance of his duties, which neglect or misconduct shall have an adverse effect on the Company or one of its subsidiaries and which shall remain unremedied for thirty (30) days after written notice (indicating with reasonable specificity the events of neglect and/or misconduct) given to Executive by the Company through its Board of Directors.

     "Severance Payments and Benefits" shall mean Executive's base salary and non-discretionary bonuses (as measured at the then effective rates), plus medical, health and other insurance benefits that are in effect as of the Closing Date.

Section 2. Severance Payments
-----------------------------

     2.1 In the event of and following a Change of Control and in the further event that Executive is an employee of the Company as of the Closing Date of such Change of Control, the Company agrees that Executive shall be entitled to the Severance Payments and Benefits and other consideration in accordance with this Section 2 in the event Executive's employment with the Company terminates as a result of a Protected Termination (or is deemed to terminate as a result of a Constructive Termination as provided in Section 2.5 below) within the nine (9) month period following the Closing Date.

     2.2 Subject to Section 2.1 above and in the event that Executive's employment with the Company is to be terminated as of the Closing Date as a result of a Protected Termination (or

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is deemed to terminate as a result of a Constructive Termination as provided in
Section 2.5 below), Executive shall be paid or otherwise provided by the Company Severance Payments and Benefits for a period of six (6) months following the Closing Date; provided that if Executive has not obtained Alternative Employment upon the expiration of said six (6) month period, Executive's right pursuant to this Section 2.2 to receive Severance Payments and Benefits shall be extended for an additional three (3) months. To the extent that Executive shall obtain Alternative Employment at a compensation rate or for benefits that are less in any material respect than the Severance Payments and Benefits that Executive would otherwise be entitled to receive pursuant to this Section 2.2, said three
(3) month extension shall apply, and Executive be entitled to continue to receive the Severance Payments and Benefits for the Company until expiration of said three (3) month period, less those credits against such obligation which the Company is allowed pursuant to Section 3.1 below.

     2.3 Subject to Section 2.1 above and in the event that Executive remains an employee of the Company at any time following the Closing Date and his employment is terminated as a result of a Protected Termination (or is deemed to terminate as a result of a Constructive Termination pursuant to Section 2.5 below) within nine (9) months following the Closing, Executive shall be paid or otherwise provided by the Company Severance Payments and Benefits from the date of such termination of employment until six (6) months from such termination date.

     2.4 Subject to Section 2.1 above, the Company agrees that the right of Executive to exercise the Executive's Stock Options shall be accelerated as of the Closing Date of a Change of Control as follows: (i) if Executive's employment with the Company is to be terminated as of the Closing Date in the manner described in Section 2.2 above, Executive's Stock Options shall become fully exercisable as of the Closing Date as to all shares of the Company's Common Stock subject thereto; and (ii) if Executive is to remain an employee of the Company at any time following the Closing Date as described in Section 2.3 above, Executive's Stock Options shall become exercisable as to that number of shares of Common Stock (in addition to that number of shares of Common Stock for which the Executive's Stock Option is then otherwise exercisable) for which the Executive's Stock Options would be exercisable upon the expiration of two (2) years following the Closing Date (assuming that Executive was then employed by the Company). As a condition to an acceleration of the Executive's Stock Options as provided in this Section 2.4, Executive agrees that the Executive's Stock Options shall terminate as of the Closing Date to the extent unexercised as of such Closing Date if the terms and conditions of such Change of Control require that all employee stock options terminate as of such Closing Date. In no event shall this Section 2.4 be interpreted to cause the Executive's Stock Options to be exercisable for a greater number of shares of Common Stock than were subject to the Executive's Stock Options immediately prior to the Closing Date.

     2.5 In the event of a Constructive Termination, Executive shall have the option to give notice to the Company within ten (10) business days of the effective date of such Constructive Termination that Executive elects to terminate his employment with the Company, in which case Executive's employment with the Company shall be deemed to have been terminated as a result of a Protected Termination, and Executive shall be entitled to the appropriate Severance Payments and Benefits as provided in Section 2.2 or 2.3 above. In the event Executive does not elect to resign his employment with the Company in accordance with the preceding sentence

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following a Constructive Termination and notwithstanding any proposed term of employment related to such Constructive Termination, Executive shall remain entitled to the same level of base salary compensation and non-discretionary bonuses (which are then in effect) and medical, health and other insurance benefits that were in effect as of the Closing Date until the first to occur of: (i) the expiration of fifteen (15) months following the Closing Date, or
(ii) the termination of Executive's employment with the Company (in which case Executive shall retain those rights described in Section 2 hereof as to such termination).

Section 3. Alternative Employment: Payment of Severance Payments and Benefits
--------------------------------------------- -------------------------------

     3.1 In the event Executive shall obtain Alternative Employment during any period in which Executive is entitled to Severance Payments and Benefits pursuant to Section 2.2 or 2.3 above (other than the initial six (6) month period described in Section 2.2 or 2.3), Executive shall promptly give notice to the Company of such Alternative Employment, which notice shall describe the following with respect to such Alternative Employment: (i) the salary, commission, bonus and other monetary compensation payable to Executive; (ii) the medical, health and other insurance benefits to be provided to Executive and
(iii) any other consideration payable to or otherwise be provided to Executive. The Company shall be credited for any compensation payable or benefits provided with respect to such Alternative Employment against the Company's obligation to pay and or provide Severance Payments and Benefits for any period (other than the Initial six (6) month period described in Section 2.2 or 2.3) pursuant to
Section 2 hereof so that: (A) the monetary portion of the Severance Payments and Benefits shall be reduced for any cash compensation payable to Executive for such period with respect to such Alternative Employment; and (B) the Company shall cease to be obligated to provide any medical, health or other insurance benefit to the extent an equivalent benefit is provided to Executive in connection with such Alternative Employment. Following a Protected Termination of Executive's employment with the Company, Executive shall use reasonable efforts to obtain Alternative Employment, provided, that nothing contained herein shall be deemed to obligate Executive to accept Alternative Employment that: (1) involves duties, responsibility, authority and status that are less in any material respect that applied to Executive's position with the Company as of the Closing Date; (2) involves a reduction in Executive's annual base salary that Executive was receiving as of the Closing Date; or (iii) requires Executive to work more than 100 miles from the location at which Executive was working on the Closing Date.

     3.2 During any period in which Executive is entitled to Severance Payments and Benefits, the Company shall (i) pay the salary and bonus component thereof in accordance with the Company's then effective payroll payment policies; and (ii) provide Executive with the same or equivalent medical, health and other insurance policies or, at the Company's option, reimburse Executive for premiums payable with respect to equivalent policies to be obtained directly by Executive.

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Section 4. No Employment Agreement Employment at Will
-----------------------------------------------------

     Except as previously herein provided, Executive and the Company each acknowledge and agree that: (i) this Agreement does not provide for the terms and conditions of Executive's employment with the Company and does not require or obligate Executive to provide services to the Company or the Company to continue to employ Executive; and (ii) Executive's employment with the Company remains an employment relationship terminable at will by either Executive or the Company.

Section 5. Release of the Company and Its Affiliates
--------------------- ------------------------------

     5.1 Upon a termination of Executive's employment with the Company following a Change of Control for which Executive is entitled to payments or other benefits pursuant to Section 2 above and subject to full performance by the Company of its obligations hereunder, Executive hereby forever and completely releases and discharges the following (and each of them); (i) the Company; (ii) any entity which is controlled by, or under common control with, the Company (including, without limitation, any entity or entities or persons acquiring control of the Company through the Change of Control); and (iii) any past, present or future agents, attorneys, directors, officers, shareholders, employees, affiliates, predecessors and successors of any of the foregoing individuals or entities under clauses (i) and (ii) above, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known or unknown, suspected or unsuspected, disclosed or undisclosed, including but not limited to all claims and demands of every kind and nature, known or unknown, suspected or unsuspected, disclosed or undisclosed, for damages actual, consequential or exemplary, past, present and future, arising out of or in any way related to Executive's employment with the Company.

     5.2 Notwithstanding anything to the contrary set forth in Section 5.1 above, the releases set forth in said Section 5.1 shall not apply to any claims or demands that: (i) do not arise in connection with Executive's employment with the Company or a termination thereof; or (ii) are for salary or other benefits for periods prior to such termination that have not been paid or otherwise provided by the Company prior to the date of such termination.

Section 6. Notices
------------------

     All notices or other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

                 Photon Dynamics, Inc.
                 1504 McCarthy Blvd.
                 Milpitas, CA 95035
                 Attention:  Chairman

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                 or to the Executive at:

                 __________________________________

                 __________________________________

                 __________________________________


Notice of change of address shall be effective only when done in accordance with this Section.


Section 7. Successors
---------------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 8. California Law
-------------------------

     The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

PHOTON DYNAMICS, INC.,                    EXECUTIVE:
a California corporation



By:   /s/ E. Floyd Kvamme                   /s/ Donald Jerome
     ___________________________________  ____________________________________
          E. Floyd Kvamme                       Donald Jerome

Title:   Chairman

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                                  EXHIBIT A


                          Executive's Stock Options
                          -------------------------


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